Zion Oil & Gas Newsletter
May 28, 2010

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Dear Shareholder and/or Friend of Zion...

The past two weeks have seen various Zion Oil & Gas matters move forward significantly, as we:

(i) reported that the Israeli Petroleum Commissioner awarded Zion Oil & Gas a one-year extension on each of its petroleum exploration licenses, the Joseph License and the Asher-Menashe License. (After the initial grant, it is 'normal procedure' in Israel for license extensions to be granted only in 'one-year' extensions, for a total of four one-year extensions.)

(ii) signed an agreement with Aladdin Middle East Ltd extending the drilling contract to our planned next well, the Ma’anit-Joseph #3,

(iii) signed an agreement with Kibbutz Ma'anit granting us access to Kibbutz land and permission to drill the Ma’anit-Joseph #3 well, and

(iv) signed an Agreement with the Geophysical Institute of Israel (GII) to acquire a total of approximately 64 kilometers of two-dimensional seismic lines located within our Issachar-Zebulun Permit area and our Asher-Menashe License area.

On a national level, according to the latest rankings of the (politically independent) Swiss Institute for Management Development (IMD), Israel’s economy is No. 1 in the world for resilience to economic cycles.

This is a direct result of the actions taken by Israel's Finance Ministry and the Bank of Israel, as they both acted very prudently in the recent world economic crises.

Israel was also ranked No. 1 for its expenditure in research and development as a percentage of gross domestic product and in the innovative capacity of firms to generate new products, processes and services

In the business-efficiency category, Israel scored very highly in availability of skilled labor, finance skills, entrepreneurship of managers and venture capital.

All we need now is... to recover oil & gas onshore Israel...

So, here is a report of Zion's work during the past two weeks:

Rights Offering

Under the rights offering (see www.zionoil.com/investor-center) Zion stockholders, at the close of business on May 6, 2010, were issued, at no charge, the following:

ONE subscription right for every TWO shares of stock owned (as of the close of business on May 6, 2010).

Each subscription right entitles the holder to purchase one share of Zion stock at a price of $5.00, irrespective of the market price at the time of purchase.

The subscription rights may be exercised at any time prior to the end of June 2010. However, after 5:00 pm EDT on June 30, 2010, unexercised subscriptions rights just expire with no residual value.

Please note that if you want to exercise your rights and you hold your stock in a brokerage account, then you will need to contact your broker to determine when and how you can exercise your rights, as each individual brokerage firm has their own timeline and procedures for processing subscriptions.
 As detailed in the press release, we plan to use the proceeds from the rights offering: (a) to purchase a 51% interest in a new company (Zion Drilling, Inc. that will own a 2,000 horsepower drilling rig), (b) to drill further 'deep' exploration wells on Zion's licenses in Israel (in continuation of Zion's oil and gas exploration efforts) and (c) for general corporate purposes.

As stock prices have been so volatile recently, perhaps I should mention that subscribing in the rights offering directly helps Zion with its work in Israel. Whereas, purchasing Zion stock by way of the stock exchange (e.g. NASDAQ) means that the money goes to the seller and so does not directly help Zion with its work.

The United States Geological Survey (USGS Survey)

As previously reported, the USGS report (issued April 8, 2010) "Assessment of Undiscovered Oil and Gas Resources of the Levant Basin Province, Eastern Mediterranean" has attracted much media attention in Israel. (You can review the USGS Survey by clicking here.)

You may be interested to know that the term "Levant" first appeared in English some 500 years ago and originally meant "Mediterranean lands to the East" as in the French "soleil levant" (i.e. rising Sun). It referred to the Eastern direction of the rising Sun from the perspective of those who first used it.

The USGS Survey estimates a mean of 1.7 BILLION barrels of recoverable oil and 122 TRILLION cubic feet of recoverable gas in the Levant Basin... and that has caught everyone's eye, as the value of the undiscovered oil and gas assessed in the USGS Survey amounts to approximately US$ 650 Billion...

and of course all of Zion's exploration areas fall within the Levant Basin...

With regard to 'Operations', we are now preparing for the next well, as you can read.

Ma'anit-Joseph #3 Well (M-J #3)

Further to our ongoing exploration work on the Ma'anit geological structure, we are moving forward with the required permitting and planning for the M-J #3 well (targeted for the 'deep' Permian geologic structure).  (Deut. 33:13-16)

We are well underway in the process of assembling the various product and service suppliers needed to drill this new well.  As reported last time, we instituted a bidding and selection process designed to ensure that we use the best available resources, offering Zion the most favorable overall value.  Based on early vendor indications, we anticipate a strong response to our RFQs (Request For Quotes) and have already begun receiving price quotes.  All price quotes are expected by month-end and the final vendor selection will follow shortly thereafter.

Permitting for the new well continues to proceed favorably with the recent achievement of a very significant milestone: agreement with Kibbutz Ma’anit granting us access to Kibbutz land where we desire to drill the MJ-3 well.

In Israel, 'permitting a well' is a very lengthy and complicated process, as permits are required from various authorities, including the: Water, Fire, Health, Military, District Planning Commission, Environmental Protection, Israel Land, National Infrastructure, Civil Aviation and National Transport Authorities... and of course, the owner of the land.

With the Kibbutz agreement now secured, we are fine-tuning the well site layout and beginning preliminary plans for construction of the site.

The layout and construction of the well site is a project in of itself, as it involves the careful placement of storage containers, offices and living quarters, equipment and liquid storage facilities, power units, and piping all efficiently arranged around the drilling rig and large liquid containment (“mud”) pits while allowing adequate space for the safe movement of personnel and heavy equipment.

As the M-J #3 well site is near residential and commercial areas, we are working diligently with local and governmental groups, to ensure the site will meet (or in some cases exceed) all applicable environmental and safety requirements.

Actual well site construction can begin once we have received all necessary permits.  Depending on weather and equipment availability, we anticipate site construction to be completed within one month after being started.  Given the progress we are making in both planning and permitting for the M-J #3 well, we remain optimistic that drilling will begin this summer.

Elijah #3 Well

The Elijah #3 well was drilled to a depth of approximately 10,938 feet (3,334 meters) when the drill string became stuck within the Asher Volcanics section of the hole. After recovering a significant portion of the stuck drill pipe, progress in recovering the remainder of the pipe slowed and the decision was made to temporarily suspend drilling operations pending further analysis of the situation.

We have decided to acquire approximately 32 kilometers of additional field seismic data (in Zion's Asher-Menashe License area) that will help us to resolve certain questions regarding the geology of the area surrounding the Elijah #3 well. In order to perform this seismic acquisition work, we recently signed an agreement with the Geophysical Institute of Israel (GII). The seismic acquisition is scheduled to take place in summer 2010.

Ma'anit-Rehoboth #2 Well (M-R #2)

This well is currently temporarily suspended for possible future use as an offset well to the Ma'anit-Joseph #3 (M-J #3) well (see above) which is to be drilled a short distance away.

The Issachar-Zebulun Permit Area

Zion and GII have signed an agreement for GII to acquire approximately 32 kilometers of seismic data in Zion's Issachar-Zebulun Permit area. Zion will use this seismic data in search of geologic prospects that we hope can be matured into new well candidates.

Permitting for seismic acquisition is well underway with field work now scheduled to begin in June.

2010 Annual Meeting of Stockholders - in just two weeks time...

The annual meeting is scheduled to take place at the Dan Caesarea Hotel in Caesarea, Israel at 2:00 p.m. (local time) on Monday, June 14, 2010.  If you are planning to attend the meeting in person and would like to reserve a room at the Dan Caesarea Hotel, please contact Ora Weisman in our Israel office at ora@zionoil.com to take advantage of a special room rate offered only to Zion shareholders.

IMPORTANT NOTE:  In prior years, the SEC allowed brokers to vote the shares of stockholders who held shares at the broker but did not express an opinion regarding how they wished to vote their shares.  The new rules do not allow your shares to be voted on certain items without you personally voting your shares, so please vote your shares.

You can vote either by returning your prepaid voting card, by telephone or by way of the Internet.

Your vote really does count, so please take a very few minutes in order to exercise your right as a Zion Oil & Gas stockholder.

"In your good pleasure, make Zion prosper..."

Psalm 51:18

Thank you for your support of Zion, and

Shalom from Israel

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, geophysical and geological data and interpretation, anticipated attributes of geological strata being drilled, drilling efforts and locations, the presence or recoverability of hydrocarbons, the sufficiency of cash reserves, ability to raise additional capital, the successful establishment of the drilling subsidiary and the negotiation and execution of definitive agreements with AME (the current owner of the drilling rig) with respect thereto, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE
Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466).

Contact Information
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More information about Zion is available at www.zionoil.com or by contacting Michael Williams at Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, TX 75231; telephone 1-214-221-4610; email: dallas@zionoil.com
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